Exhibit 99.2

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on [●], 2019.
Online Go to www.investorvote.com/TRCB or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TRCB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals – The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain	For	Against	Abstain

1. Merger Proposal: Proposal to approve the Agreement and Plan of Merger, dated as of August 9, 2019, by and among OceanFirst Financial Corp., Two River Bancorp and Hammerhead Merger Sub Corp., and the transactions contemplated by that agreement (the “Transactions”).

	☐	☐	☐

2. Compensation Proposal: Proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Two River Bancorp may receive in connection with the Transactions pursuant to existing agreements or arrangements with Two River Bancorp.

				☐	☐	☐
	For	Against	Abstain

3. Adjournment Proposal: Proposal to adjourn the Two River Bancorp special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders to be held on [●], 2019. The proxy materials are available at: www.investorvote.com/TRCB

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TRCB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Special Meeting of Shareholders - [●], 2019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Alan B. Turner, A. Richard Abrahamian and William D. Moss, and each of them, or his designee, with full powers of substitution, to act as proxy for the undersigned, to vote all shares of common stock of Two River Bancorp (the “Company”) which the undersigned is entitled to vote at the special meeting of shareholders of the Company (the “Meeting”), to be held at Navesink Country Club, 50 Luffburrow Lane, Red Bank, New Jersey, on [●], 2019, at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, in the manner specified on the reverse side. The validity of this proxy is governed by the laws of the State of New Jersey.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a paper copy or electronic access to the Notice of Special Meeting of Shareholders and the accompanying proxy statement/prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED “FOR” ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE PROXY HOLDERS NAMED ABOVE OR ANY OF THEIR DESIGNEES. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE SO THAT IT IS RECEIVED NO LATER THAN 5:00 P.M. EASTERN TIME ON [●], 2019.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Special Meeting.	☐

⬛	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+